                                                            EXHIBIT 10.8

                           ROCK FINANCIAL CORPORATION
                             SHAREHOLDERS AGREEMENT


         THIS ROCK FINANCIAL CORPORATION SHAREHOLDERS AGREEMENT (the "Agreement") is made as of April __, 1998, among Gary Gilbert, Lindsay Gross, Steven Stone, Ross Niskar and Adam Schoener (individually a "Shareholder", and collectively, the "Shareholders"), Daniel Gilbert and Rock Financial Corporation, a Michigan corporation (the "Company").

                                 R E C I T A L S

         A. Daniel Gilbert, Gary Gilbert and Lindsay Gross are the beneficial owners and holders of record of an aggregate of 10,000,000 Common Shares, $0.01 par value per share, of the Company. The Company's Common Shares outstanding from time to time are referred to in this Agreement as the "Shares".

         B. Each of Daniel Gilbert's, Gary Gilbert's and Lindsay Gross's current individual ownership of Shares (after giving effect to the initial public offering of the Company's Common Shares (the "IPO")) is as follows:

                                                            Common Shares
                                                        $0.01 Par Value Owned
                                                        ---------------------
                  Daniel B. Gilbert                          7,057,101
                  Gary Gilbert                               2,077,298
                  Lindsay Gross                                865,601
                                                           -----------
                                                            10,000,000
                                                           ===========

         C. Steven Stone, Ross Niskar and Adam Schoener are the holders of options to purchase an aggregate of 1,660,684 Common Shares, $0.01 par value per share, of the Company. Each of Steven Stone's, Ross Niskar's and Adam Schoener's current individual ownership of options to purchase Common Shares (after giving effect to the initial public offering of the Company's Common Shares (the "IPO")) is as follows:

                                                       Options to Purchase
                                                          Common Shares
                                                      $0.01 Par Value Owned
                                                      ---------------------

                  Steven Stone                             1,079,454
                  Ross Niskar                                290,615
                  Adam Schoener                              290,615
                                                         -----------
                                                           1,660,684
                                                         ===========



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         D. The Shareholders, Daniel Gilbert and the Company desire to provide for continuity in, and harmonious management of, the affairs of the Company by providing certain restrictions on the voting rights of some of the Shareholders.

         THEREFORE, the Shareholders, Daniel Gilbert and the Company agree as follows:

1        Voting. From the date of this Agreement until the termination of this
Agreement pursuant to Section 4, each Shareholder and "Transferee" (as defined below) shall vote all of his, her or its Shares and any other voting shares of the Company's stock owned by such Shareholder or Transferee, upon any matter submitted to the shareholders of the Company at any annual or special meeting of the shareholders of the Company, or by written consent, as directed by Daniel Gilbert. The voting rights set forth in this Section 1 shall be irrevocable until the termination of this Agreement pursuant to Section 4. For purposes of this Agreement, "Transferee" means any person or entity to whom or to which any Shares are transferred by any Shareholder, other than (i) in a public offering registered under the Securities Act of 1933, as amended (the "Act"), or (ii) in a transaction complying with Rule 144 under the Act.

2        All Shares Held or Acquired By a Shareholder Are Subject to Agreement.
Any shares of the stock of the Company sold or transferred to, or otherwise acquired by, any of the Shareholders or any Transferee at any time shall be, become and remain subject to all the provisions of this Agreement in the same manner and to the same extent as though owned by such Shareholder at the date of the execution of this Agreement.

3        Endorsement on Stock Certificates. Each certificate representing Shares now or later held by the Shareholders and each certificate representing Shares now or later held by a Transferee during the term of this Agreement, except as otherwise provided in this Agreement, shall be endorsed with a legend in substantially the following form:

              "The securities represented by this certificate are subject to the terms of the Rock Financial Corporation Shareholders Agreement, dated as of April __, 1998, among Rock Financial Corporation, a Michigan corporation, Daniel Gilbert, Gary Gilbert, Lindsay Gross, Steven Stone, Ross Niskar and Adam Schoener (the "Agreement"). The Agreement imposes restrictions on the voting of the common shares represented by this certificate. Except as described in the Agreement, any person accepting an interest in these securities, by accepting such interest, will be deemed to agree to, and become bound by, all of the provisions of the Agreement. A copy of the Agreement is on file and is available for examination at the principal office of Rock Financial Corporation."

         4 Termination. This Agreement shall terminate upon the occurrence of any of the following events:

         4.1  Dissolution of the Company; or


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         4.2  Final, and unappealed from, adjudication of bankruptcy of the
Company; or

         4.3 Joint written agreement of the Company, Daniel Gilbert and the Shareholders; or

         4.4      Ten years after the date of this Agreement.

Upon the termination of this Agreement, each Shareholder and each Transferee shall surrender to the Company the certificate or certificates for his Shares, and the Company or its transfer agent shall issue to him, her or it in lieu of such certificate or certificates a new certificate for an equal number of Shares without the endorsement set forth in Section 3. The indemnities and remedies contained in this Agreement shall survive and remain in full force and effect after the termination of this Agreement.

5        Injunctive Relief. The terms, covenants and obligations of this
Agreement relate to special, unique and extraordinary matters, and a violation of any of the terms, covenants and obligations of this Agreement will cause the Company, Daniel Gilbert and the Shareholders irreparable injury in an amount which would be difficult, if not impossible, to estimate or determine and for which adequate compensation could not be fashioned. Therefore, the Company, Daniel Gilbert and the other Shareholders will be entitled, jointly and severally, to an injunction, restraining order or other equitable relief as a matter of course from any court of competent jurisdiction, restraining each Shareholder and any other person(s) the court may order from committing any violation or threatened violation of the terms, covenants or obligations in this Agreement. The Company's, Daniel Gilbert's and the Shareholders' rights and remedies under this Section 5 are cumulative and are in addition to any other rights and remedies that the Company, Daniel Gilbert or any Shareholder may have under this Agreement or any other agreement or at law or in equity.

6        Indemnification. Each Shareholder and his, her or its Transferees,
personal representatives, guardians, conservators, heirs, devisees, successors and assigns (collectively, "Successors") indemnifies and holds harmless the Company and Daniel Gilbert, their successors and assigns, any of the Company's officers, agents, employees and directors and each of the other Shareholders (collectively, the Indemnified Parties"):

         6.1 against any and all damages, liabilities, claims, losses, taxes and expenses (including reasonable attorneys' fees, court costs, interest and expenses) incurred by any Indemnified Party arising out of or relating to any breach by such Shareholder or by any of his Successors of any of the representations, warranties, covenants, terms or agreements in this Agreement or any document executed in connection with this Agreement;

         6.2 against any and all damages, liabilities, claims, losses and expenses, including reasonable attorneys' fees and court costs) incurred by any Indemnified Party in connection with any action, suit or proceeding in which any Indemnified Party either enforces or defends the validity of this Agreement or any other document executed in connection with this Agreement against the Shareholder or any of his Successors.

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7        Employment. Nothing in this Agreement shall be construed to allow or guarantee any Shareholder any rights to employment with the Company.

8        Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for in this Agreement shall be given in writing and shall be delivered in person, sent by certified or registered mail, sent by facsimile or similar method of transmission or sent by overnight courier, addressed in the case of the Company to its principal office and in the case of a Shareholder or Daniel Gilbert to his address appearing on the stock records of the Company or such other address as may be designated by him.

9        Severability. It is the desire and intent of the parties to this
Agreement that the terms, provisions, conditions, covenants, representations, warranties and remedies contained in this Agreement will be enforceable to the fullest extent permitted by law. If any term, provision, condition, covenant, representation, warranty or remedy of this Agreement or the application thereof to any person or circumstance will, to any extent, be construed to be illegal, invalid or unenforceable, in whole or part, then such term, provision, condition, covenant, representation, warranty or remedy will be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by such law. In any case, the remaining terms, provisions, conditions, covenants, representations, warranties and remedies of this Agreement or the application thereof to any person or circumstance, except those which have been held illegal, invalid or unenforceable, will remain in full force and effect.

10       Amendment. No change or modification of this Agreement shall be valid unless it is in writing and signed by the Company, Daniel Gilbert and all of the Shareholders. As soon as practicable after this Agreement has been amended, copies of such amendment shall be furnished to Daniel Gilbert and each of the Shareholders then parties to this Agreement.

11       Governing Law and Forum. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court of the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Oakland County (Michigan) Circuit Court. Each Shareholder irrevocably consents to the jurisdiction of the United States District Court for the Eastern District of Michigan and the Oakland County (Michigan) Circuit Court in connection with all actions and proceedings arising out of, or in any way related to this Agreement.

12       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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13       Interpretation. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Wherever in this Agreement, words, including pronouns, are used in the masculine, they shall be read and construed in the feminine or neuter whenever they would so apply, and wherever in this Agreement, words, including pronouns, are used in the singular or plural, they shall be read and construed in the plural or singular, respectively, wherever they would so apply.

14       Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth in this Agreement. This Agreement supersedes all prior discussions, agreements, promises, representations, warranties, statements and understandings between the parties with respect to such subject matter, including, without limitation, the Rock Financial Corporation Shareholders Agreement, dated as of January 17, 1997, among Daniel Gilbert, Gary Gilbert, Lindsay Gross and the Company (which agreement shall no longer have any effect), and any such prior discussions, agreements, promises, representations, warranties, statements and understandings are merged into this Agreement.

15       No Waiver. No waiver of any Section or provision of this Agreement will be valid unless in a writing signed by the party to be charged and only to the extent set forth in that writing. Unless such a writing expressly provides otherwise, no waiver of any breach of any agreement or provision contained in this Agreement shall be deemed a waiver of any preceding or succeeding breach of this Agreement or of any other agreement or provision contained in this Agreement, and no such waiver shall constitute a course of conduct which may be relied upon to justify any subsequent breach of this Agreement. No extension of time for the performance of any obligations or acts shall be deemed an extension of time for the performance of any other obligations or acts.

16       Binding Effect; Assignment. This Agreement, and the rights and duties under it, shall be binding upon and inure to the benefit of the parties to this Agreement and (i) the Company's successors and assigns, (ii) the beneficiaries, personal representatives, guardians, conservators, heirs, and devisees of Daniel Gilbert or any Shareholder, and (iii) any Transferee. This Agreement may not be assigned by any party (other than Daniel Gilbert) without the prior written consent of the other parties.

17       Subsequent Documents. The parties agree that they will, at any time, duly execute and deliver to any party any additional documents and instruments that such party may reasonably determine to be necessary in connection with the transactions contemplated in this Agreement, and the failure of a party to demand such documents or instruments on or before the date of this Agreement shall not alleviate the obligation of any party to execute and deliver such documents or instruments at any time, upon the written demand of a party.


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18       Counsel. All parties acknowledge that they have had an opportunity to obtain separate counsel before execution of this Agreement. This Agreement is made voluntarily and without duress of any kind.

         IN WITNESS WHEREOF, the Company, Daniel Gilbert and the Shareholders have signed this Agreement as of the day and year set forth in the introductory paragraph of this Agreement.


In the Presence of:                                ROCK FINANCIAL CORPORATION


                                             By:
-----------------------------                   ------------------------------
                                                Daniel B. Gilbert

                                                Its:  President
                                                      ------------------------

-----------------------------                   ------------------------------
                                                Daniel Gilbert, Shareholder


-----------------------------                   ------------------------------
                                                Gary Gilbert, Shareholder


-----------------------------                   ------------------------------
                                                Lindsay Gross, Shareholder


-----------------------------                   ------------------------------
                                                Steven Stone, Shareholder


-----------------------------                   ------------------------------
                                                Ross Niskar, Shareholder


-----------------------------                   ------------------------------
                                                Adam Schoener, Shareholder

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